Automobiles Lease Contract

Unofficial Summary Translation from Chinese Language Original Document

Lessor:                           LI Qiang

Lessee:                          Trunkbow (Asia Pacific) Investment Holdings Limited

1.            Details on the Automobiles Leased and the Scope of Their Use

1.1          Details on the automobiles

Number of automobiles:           4

Make of the automobiles:        Mercedes Benz, Mazda, Buick and Audi

Model of the automobiles:       Mercedes Benz Cross Country, Mazda Familia, Buick Sail and Audi A8

1.2          Scope of use:                           To be used by Lessee and its subsidiaries in business and operational activities

2.          Term of the Lease and Payment Method

2.1         Term of the lease:                             January 1, 2012 to December 31, 2012.

2.2         Fees for the Lease:                           US$ 12,000.00 per month, to be paid semi-annually.

2.3         Security for the automobiles:          At the time of delivering the automobiles, the Lessor will collect from the Lessee, as security, three-month’s fees for the lease, namely US$36,000.00.

Within 7 days upon the expiry of the lease, the Lessor shall return the security or may notify the Lessee prior to the expiry of the lease that such security will be used to offset the fees for the lease.

2.4           Payment method for the fees for the lease:

The Lessee shall pay for the next half year’s fees for the lease before the 15th of the sixth month of the first half of the year; at the time of collecting such fees, the Lessor must issue invoice with the amount equal to such fees to the Lessee.

The Lessee must make payments for the initial fees for the lease and for security within 7 days upon the execution of this contract.

3.          The Lessor’s Rights and Obligations

3.1           The Lessor shall have the right to recall the automobiles leased at any time in any place upon the occurrence of any of the following:

3.1.1	The Lessee uses such automobiles to engage in illegal or criminal activities.
3.1.2	The Lessee pledges, subleases, sells, pledges and mortgages such automobiles.
3.1.3	The Lessee engages in other activities that are harmful to the Lessor’s rights to such automobiles.
3.1.4	The Lessee delays any amount payable due for more than 7 consecutive days without obtaining the Lessor’s approval.

3.1.5       If the circumstances mentioned above result in any economic loss of the leased automobiles, the Lessee shall be responsible for the corresponding compensation.

3.2           The Lessor shall bear no responsibilities to any third party resulting that are generated during the term of the lease.

3.3           The Lessor shall be entitled to other rights provided by laws and statutes.

3.4           The automobiles provided must be in usable condition and all the related licenses and permits must be complete and valid.

4.           The Lessee’s Rights and Obligations

4.1           The Lessee shall have the right to use such automobiles during the term of the lease specified herein.

4.2           The Lessee shall be responsible for the repair and maintenance on such automobiles during the term of the lease; however the Lessee shall have no obligation to repair any damage to such automobiles that has occurred prior to the term of the lease.

4.3           The Lessee shall pay the fees for the lease in full and on time.

4.4           The Lessee shall be responsible for insurance, fuel and toll fees on such automobiles during the term of the lease.

4.5           The Lessee must comply with all state laws and regulations and must be responsible for all liabilities and economic losses resulting from violations of such laws and regulations or accidents during the term of the lease.

4.6           The Lessee must assist the Lessor during the term of the lease in handling damage inspection and claims.

5.           Provisions Regarding Insurance

5.1           The Lessee must report to the Lessor any accident within 24 hours of its occurrence; if the leased automobiles are stolen, scraped or otherwise totaled, the Lessee shall be responsible for 40% of the fees for the lease and the deductible portion of the insurance starting from the date of any such automobile is totaled until the Lessor receives the compensation from the insurance company.

5.2           The Lessee shall be responsible for all losses and the corresponding fees as the result of the refusal by the insurance to pay compensation due to any reason on the part of the Lessee.

6.          Liabilities for Breach

             6.1             If either party’s violation of the provisions herein renders it impossible to perform this contract completely, the party in breach must compensate for the resulting economic loss suffered by the other party; major policy change and Force Majeure excepted.

             6.2             The Lessee must return the automobiles leased at the time of return specified herein; for each day of delay, the Lessee must pay default penalty in the amount of 1% of the monthly fees for the lease in addition to the fees for the lease.

             6.3            The “economic loss” referred to herein include loss of fees for the lease; the rate of compensation for the loss of fees for the lease will be calculated at the standard rate.

7.           Changes to and Dissolution of the Contract

No change to or dissolution of the contract shall be valid, unless it is agreed to in an executed agreement by both parties hereto.

8.            Resolution of Dispute

All disputes arising from this contract must be resolved through friendly consultation between the two parties.

Lessor:           /s/          LI Qiang

Lessee:            /seal/    Trunkbow (Asia Pacific) Investment Holdings Limited

Date of Execution:       [Not dated]